SYNERON MEDICAL LTD.



                             ARTICLES OF ASSOCIATION






                          DULY ADOPTED ON JULY 23, 2004
                    WITH AN EFFECTIVE DATE OF ________, 2004


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                                TABLE OF CONTENTS

INTERPRETATION.................................................................1

NAME OF THE COMPANY............................................................2

PURPOSE........................................................................2

CAPITAL, SHARES AND RIGHTS.....................................................2

SHARE CERTIFICATES.............................................................3

TRANSFER OF SHARES.............................................................3

TRANSMISSION OF SHARES.........................................................3

ALTERATIONS OF THE AUTHORIZED CAPITAL..........................................4

MODIFICATION OF CLASS RIGHTS...................................................4

BORROWING POWERS...............................................................4

GENERAL MEETINGS...............................................................5

   NOTICE TO GENERAL MEETINGS..................................................5

PROCEEDINGS AT GENERAL MEETINGS................................................6

   QUORUM......................................................................6
   CHAIRMAN OF THE GENERAL MEETING.............................................6

VOTE OF SHAREHOLDERS...........................................................7

DIRECTORS......................................................................8

   POWERS, NUMBER OF DIRECTORS, COMPOSITION & ELECTION.........................8
   NOMINATION & REMUNERATION...................................................9
   CHAIRMAN OF THE BOARD.......................................................9

PROCEEDINGS OF THE DIRECTORS...................................................9

   QUORUM......................................................................9
   METHODS OF ATTENDING MEETINGS..............................................10
   ALTERNATE DIRECTOR.........................................................10
   COMMITTEES.................................................................10
   APPROVAL OF CERTAIN RELATED PARTIES TRANSACTIONS...........................11
   RECORDS & VALIDITY OF ACTS.................................................11

GENERAL MANAGER (CHIEF EXECUTIVE OFFICER).....................................11

INSURANCE, EXCULPATION, AND INDEMNITY.........................................11

APPOINTMENT OF AN AUDITOR.....................................................13

SIGNATORIES...................................................................13

DISTRIBUTIONS.................................................................13

REDEEMABLE SECURITIES.........................................................14

DONATIONS.....................................................................14

NOTICES.......................................................................14

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                             ARTICLES OF ASSOCIATION

                                       OF


                              SYNERON MEDICAL LTD.





INTERPRETATION


1. In these Articles the following terms shall bear the meanings set opposite to them, unless inconsistent with the subject or context:


           T E R M S                        M E A N I N G S
      -------------------  -----------------------------------------------------

      These Articles       These  Articles of Association as may be amended from
                           time to time.

      Auditor              As defined in the Law.

      Board                The Board of Directors of the Company.

      CEO Chief Executive Officer, also referred to in the Law as the general manager.

      Class Meeting        A meeting of the holders of a class of shares.

      Chairman             Chairman of the Board.

      The Company          Syneron Medical Ltd.

      Distribution         As defined in the Law.

      Simple Majority      A majority  of more than fifty  percent  (50%) of the
                           votes cast.

      The Law              The Israeli Companies law of 1999.

      NIS                  New Israeli Shekel

      The Office           The  registered  office  of  the  Company  as  may be
                           re-located from time to time.

      Office Holder        As such term is defined in the Law.

      Ordinary Shares      The  Company's  Ordinary  Shares,  NIS 0.01 par value
                           each.

      Register             Shareholders Register maintained by the Company.

      Shareholder          As such term is defined in the Law.

      The Statutes         The  Law,  the  Israeli   Companies   Ordinance  (New
                           Version) 1983, the Israeli Securities Act of 1968 and all applicable laws and regulations applicable in any relevant jurisdiction

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                           (including  without  limitation  U.S Federal laws and
                           regulations), and rules of any stock exchange in which the Company's shares are registered for trading as shall be in force from time to time.

      Supermajority Vote   a majority of seventy five  percent  (75%) or more of
                           the votes cast.

2. Words importing the singular shall include the plural, and vice-versa. Words importing the masculine gender shall include the feminine gender; and words importing persons shall include corporate bodies.

      For the avoidance of doubt, it is hereby clarified that the Law shall apply to these provisions, unless otherwise implied or stipulated under these provisions. Any provision or part thereof of these Articles, prohibited by applicable law, shall be ineffective, without invalidating any other part of these Articles.

NAME OF THE COMPANY

3.    The name of the Company is Syneron Medical Ltd.

PURPOSE

4. The Company may engage in any type of lawful business as may be determined by the Board from time to time.

CAPITAL, SHARES AND RIGHTS

5. The authorized share capital of the Company is NIS 1,000,000 divided into 100,000,000 Ordinary Shares of NIS 0.01 each, subject to amendments from time to time by resolutions of the general meeting of the shareholders.

      All issued and outstanding shares of the Company of the same class are of equal rights between them for all intents and purposes concerning the rights set forth below.

      The liability of each Shareholder for the Company's debts is limited to the full payment of the original issue price of the shares first allotted to such Shareholder or his predecessors. Once such price is paid by the original owner of shares, there is no further liability of the holder and such holder's transferees for the Company's debts.

6. Each issued Ordinary Share entitles its holder to the rights as described below:

      6.1 The equal right to participate in and vote at the Company's general meetings, whether ordinary meetings or special meetings, and each of the shares in the Company shall entitle the holder thereof, who is present at the meeting and participating in the vote, whether in person, or by proxy, to one vote.

      6.2   The equal right to participate in any Distribution.

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      6.3   The  equal  right  to  participate  in the  distribution  of  assets available for distribution in the event of liquidation of the Company.

7. If two or more persons are registered as joint holders of any shares, any one of such persons may give effectual receipts for any dividend or other moneys in respect of such share.

8. To the extent required by the Law a trustee must inform the Company of the fact that such trustee is holding shares of the Company in trust for another person at such time as may be required by the Law. The Company shall register that fact in the Register in respect to said shares. The trustee shall be deemed to be the sole holder of said shares. The Company shall not be bound by or required to recognize any equitable, contingent, future or partial interest in any share or any right whatsoever in respect of any share other than an absolute right to the entirety thereof in the registered holder.

SHARE CERTIFICATES

9. A shareholder who is registered in the Register is entitled to receive from the Company, without payment and at such shareholder's request, within a period of three months after the allocation or registration of the transfer, one share certificate with respect to all the shares registered in his name, which shall specify the aggregate number of the shares held by such shareholders. In the event of a jointly held share, the Company shall issue one share certificate for all the joint holders of the share, and the delivery of such certificate to one of the joint holders shall be deemed to be delivery to all of them. Every certificate shall be signed by two Office Holders of the Company.

10. A share certificate that is defaced, destroyed or lost may be renewed based on evidence and guarantees as the Board shall determined, from time to time.

TRANSFER OF SHARES

11. Subject to the Statutes and all laws and regulations applicable in any relevant jurisdiction or to any specific shareholder, and subject to the rules of any stock exchange in which the Company's shares are (or shall be) registered for trading, and subject to any applicable agreements or undertakings of any specific shareholder, the shares shall be freely transferable.

12. Transfer of shares shall be made in writing or other manner, in a form specified by the Board or the transfer agent appointed by the Company, and such transfer form should be delivered to the Office or to such transfer agent, together with the certificates of the shares due to be transferred, if such certificates have been issued. The transferee shall be deemed to be the shareholder with respect to the transferred shares only from the date of registration of his name in the Register.

13. The Board may suspend the registration of transfers for such period of time as the Board shall deem fit, provided that the period of closure of any such book shall not exceed 30 days each year. The Company shall notify the shareholders of such decision.

TRANSMISSION OF SHARES

14. In the case of the death, liquidation, bankruptcy, dissolution, winding-up or a similar occurrence of a Shareholder, the legal successors of such Shareholder shall be the only

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      persons  recognized by the Company as having any title to such shares, but nothing herein contained shall release the estate of the predecessor from any liability in respect of such shares.

      The legal successors may, upon producing such evidence of title as the Directors shall require, be registered themselves as holders of the shares, or subject to the provisions as to transfers herein contained, transfer the same to some other person.

ALTERATIONS OF THE AUTHORIZED CAPITAL

15. Subject to the Statutes, the General Meeting may from time to time resolve to:

      15.1 Alter or add classes of shares that shall constitute the Company's authorized capital, including shares with preference rights, deferred rights, conversion rights or any other special rights or limitations.

      15.2 Increase the Company's registered share capital by creating new shares either of an existing class or of a new class.

      15.3 Consolidate and/or split all or any of its share capital into shares of larger or smaller par value than the existing shares.

      15.4 Cancel any registered shares not yet allocated, provided that the Company has made no commitment to allocate such shares.

      15.5 Reduce the Company's share capital and any reserved fund for redemption of capital.

16. Except as otherwise provided by or pursuant to these Articles or by the conditions of issue, any new share capital shall be considered as part of the original share capital, and shall be subject to the same provisions of these Articles with reference to payment of calls, lien, transfer, transmission, forfeiture and otherwise, which applies to the original share capital.

MODIFICATION OF CLASS RIGHTS

17. If at any time the share capital is divided into different classes of shares, any change to the rights and privileges of the holders of any such class of shares, shall require the approval of a Class Meeting of such class of shares - by a Simple Majority (unless otherwise provided by the Statutes or by the terms of issue of the shares of that class).

      The provisions of these Articles relating to General Meetings shall, mutatis mutandis, apply to Class Meetings.

18. The rights and privileges of the holders of any class of shares shall not be deemed to have been altered by creating or issuing shares of any class, including a new class (unless otherwise provided by the terms of issue of the shares of that class).

BORROWING POWERS

19. The Company may, from time to time, raise or borrow or secure the payment of any sum or sums of money for the purposes of the Company. The Company may also raise or secure the payment or repayment of such sum or sums in such manner and upon

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      such  terms  and  conditions  in all  respects  as it  deems  fit,  and in particular by the issue of debentures or debenture stock of the Company charged upon all or any part of the property of the Company (both present and future) including its unissued and/or its uncalled capital for the time being. Issuance of any series of debentures shall require Board approval.

GENERAL MEETINGS

20. Annual general meetings shall be held at least once a calendar year, at such place and time as determined by the Board, but not later than fifteen
      (15) months after the last Annual general meeting. Such general meetings shall be called "Annual Meetings" and all other general meetings of the Company shall be called "Special Meetings". The Annual Meeting shall appoint directors and the Auditor and shall transact any other business required pursuant to these Articles or to the Law, and any other matter as shall be determined by the Board.

21. The Board of Directors may convene a Special Meeting by its resolution, and is required to convene a Special Meeting should it receive a request, in writing, from a person or persons entitled, under the Companies Law, to request such meeting.

      Any request for convening a meeting must specify the purposes for which the meeting is to be called, shall be signed by the persons requesting the meeting, and shall be delivered to the Company's registered offices. In addition, subject to the Law, the Board may accept a request of a shareholder to include a subject in the agenda of a general meeting, only if the request also sets forth: (a) the name and address of the Shareholder making the request; (b) a representation that the Shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting; (c) a description of all arrangements or understandings between the Shareholder and any other person or persons (naming such person or persons) in connection with the subject which is requested to be included in the agenda; and (d) a declaration that all the information that is required under the Law and any other applicable law to be provided to the Company in connection with such subject, if any, has been provided. In addition, if such subject includes a nomination to the Board in accordance with the Articles, the request shall also set forth the consent of each nominee to serve as a director of the Company if so elected and a declaration signed by each nominee declaring that there is no limitation under the Law for the appointment of such nominee. Furthermore, the Board, may, in its discretion to the extent it deems necessary, request that the Shareholders making the request provide additional information necessary so as to include a subject in the agenda of a general meeting, as the Board may reasonably require

      The Board shall determine the agenda of any general meeting. The Board may resolve to adjourn any meeting, until 48 hours prior to the designated date of such meeting.

      NOTICE TO GENERAL MEETINGS

22. Notice of a general meeting shall be given in such manner as set forth in the Law and any of the regulations promulgated thereunder applying to the Company.

      The notice will be sent to those shareholders, who are registered in the Register on such date as is determined by the Board, but in no event shall such date be less than seven days prior to the meeting. The Company shall not be obligated to provide notice to

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      shareholders  who are not included in the Register on the specified  date, even if such shareholders are entitled to vote at the meeting.

      A general meeting that is subject to Article Seven of Chapter Two of the Third Part of the Law (Voting by Proxy), shall convene no later than sixty
      (60) days from the date of publication of the notice of the meeting

23. The accidental omission to give notice of any meeting to or the non-receipt of any such notice by any of the Shareholders shall not invalidate any resolution passed at any such meeting.

PROCEEDINGS AT GENERAL MEETINGS

      QUORUM

24. No business shall be transacted at any General Meeting of the Company unless a quorum of Shareholders is present at the opening of the Meeting.

      Save as provided in the following Article with regard to an adjourned Meeting, the quorum for any General Meeting shall be the presence of at least two Shareholders in person or by proxy holding 40% or more of the voting rights in the Company.

25. If within half an hour from the time appointed for the holding of a General Meeting a quorum is not present, the General Meeting shall stand adjourned to the same day one week later at the same time and place or to such other day, time and place as the Board may indicate in a notice to the Shareholders. At such adjourned Meeting the necessary quorum for the business for which the original Meeting was called shall be one Shareholder holding any number of shares.

      If a General Meeting is convened by a request of a shareholder, as provided in Article 21 above, the required quorum for an adjourned meeting is as set forth in Article 24 above.

      CHAIRMAN OF THE GENERAL MEETING

26. The chairman (if any) of the Board shall preside as the chairman at every General Meeting, but if there shall be no such chairman or if at any meeting such chairman shall not be present within fifteen minutes after the time appointed for holding the same, or shall be unwilling to act as chairman, the Shareholders present shall choose a Director, or if no Director be present or if all the Directors present decline to take the chair, they shall choose a Shareholder present to be chairman of the meeting.

27. The chairman may, with the consent of a General Meeting at which a quorum is present, and shall if so directed by the General Meeting, adjourn any meeting from time to time and from place to place as the meeting shall determine. Whenever a meeting is adjourned for more than 21 days, notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting. Save as aforesaid, no Shareholder shall be entitled to any notice of an adjournment or of the business to be transacted at an adjourned meeting. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

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28.   A vote in  respect  of the  election  of the  chairman  of the  meeting or regarding a resolution to adjourn the meeting shall be carried out immediately. All other matters shall be voted upon during the meeting at such time and order as decided by the chairman.

VOTE OF SHAREHOLDERS

29. All resolutions proposed at any General Meeting will require a Simple Majority, unless otherwise required by the Statutes or these Articles. Except as otherwise specified in these Articles, alteration or amendment of these Articles shall require a Simple Majority.

30. At all General Meetings a resolution put to the vote of the meeting shall be decided upon by an open vote. A declaration by the chairman of the meeting that a resolution has been carried, or has been carried unanimously or by a particular majority, or rejected, or not carried by a particular majority, shall be conclusive, and an entry to that effect in the minutes of the meeting shall be conclusive evidence thereof (without need to prove the number or proportion of the votes in favor of or against such resolution).

31. The chairman of the meeting will not have a second and/or a casting vote. If the vote is tied with regard to a certain proposed resolution such proposal shall be deemed rejected.

32. If two or more persons are jointly entitled to a share, the vote of the senior one who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other registered holders of the share, and for this purpose seniority shall be determined by the order in which the names stand in the Register.

33.   A proxy need not be a Shareholder of the Company.

34. The instrument appointing a proxy shall be in writing signed by the appointer or of his attorney duly authorized in writing. A corporate entity shall vote by a representative duly appointed in writing by such entity.

      Any instrument appointing a proxy or a representative of a corporate entity (whether for a specified meeting or otherwise) shall be in a form as the Board approves, from time to time.

35. The instrument of appointment must be submitted to the Office or such other location determined by the Board, no later than 48 hours prior to the first General Meeting to be attended by such proxy or representative. The instrument of appointment shall automatically terminate and cease to be of any force or affect on the anniversary (12 months) of the date of the instrument of appointment, unless such instrument sets out a different expiry date.

36. A proxy may be appointed in respect of only some of the shares held by a Shareholder, and a Shareholder may appoint more than one proxy, each empowered to vote by virtue of some of the shares.

37. A Shareholder being of unsound mind or pronounced to be unfit to vote by a competent court of law may vote through a legally appointed guardian or any other representative appointed by a court of law to vote on behalf of said Shareholder.

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38.   A Shareholder  entitled to vote may signify in writing his approval of, or dissent from, or may abstain from any resolution included in a proxy statement furnished by the Company. A proxy statement may include resolutions pertaining to such issues which are permitted to be included in a proxy statement according to the Statutes, and such other issues which the Board may decide, in a certain instance or in general, to allow voting through a proxy statement. A Shareholder voting through a proxy statement shall be taken into account in determining presence of a quorum as if such Shareholder is present at the meeting.

39. The chairman of the general meeting shall be responsible for recording the minutes of the General Meeting and any resolution adopted.

DIRECTORS

      POWERS, NUMBER OF DIRECTORS, COMPOSITION & ELECTION

40. The Board shall have and execute any powers and/or responsibility not specifically allocated to the CEO by the Statutes or in these Articles. The Board shall set the Company's policies and shall supervise the execution of the powers and responsibilities of the CEO.

41. The Board shall consist of 7 directors as follows: 2 directors from Class 1, 2 directors from Class 2, 1 director from Class 3 and two external directors as defined in the Law once appointed according to the Statutes.

42. The directors of the Company shall be elected only at Annual Meeting by a Simple Majority, and shall not be elected at a Special Meeting, except as otherwise provided in these Articles or by the Statutes.

      Except for external directors, the directors shall serve in office until the end of the third Annual Meeting after the meeting at which they were elected. A director whose term of office has expired may be re-elected.

      A General Meeting may dismiss a director during the term only by a Supermajority vote (except for External Directors - who may be dismissed only as set forth in the Law).

43. Other than external directors, the Board shall be divided into three classes as set forth in Article 41 above. The directors of Class 1 that are serving on the date of the effectiveness of these Articles will continue to serve until the first Annual Meeting held in 2005. The directors of Class 2 that are serving on the date of the effectiveness of these Articles will continue to serve until the first Annual Meeting held in 2006. The directors of Class 3 that are serving on the date of the effectiveness of these Articles will continue to serve until the first Annual Meeting held in 2007.

44. Should a General Meeting not elect the number of new directors that were scheduled to be elected at such meeting from a certain class, the Board may fill the vacancy according to the provisions of Article 45 below.

45. Should a director cease serving (the "RETIRING DIRECTOR"), the remaining directors may continue to act, provided that their number shall be not less than three (3). The Board may appoint a director in place of a Retiring Director. The appointment of a director by

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      the Board  shall be in effect  until the end of the third  Annual  Meeting after the meeting at which the Retiring Director was elected or until that director shall cease serving in office pursuant to the provisions of these Articles, if earlier.

46. The term of office of a director shall commence on the date of such director's appointment by the general meeting or by the Board or on a later date, should such date be determined in the resolution of appointment of the general meeting or of the Board.

47.   An amendment of Articles 40-47 requires a Supermajority vote.

      NOMINATION & REMUNERATION

48. Candidates for the Board shall be nominated by a committee appointed by the Board.

49.   The  Company  shall  determine  the   remuneration  of  the  directors  in
      accordance with the Law.

      CHAIRMAN OF THE BOARD

50. The Board shall elect one of its members as Chairman. The Board may replace the Chairman from time to time. The Chairman shall preside at meetings of the Board, but if at any meeting the Chairman is not present within (15) minutes after the time appointed for holding the meeting, the directors shall choose a present director to be chairman of such meeting.

PROCEEDINGS OF THE DIRECTORS

51. The directors shall meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit - subject to these Articles. The Board shall meet no less than once every 3 calendar months.

      Unless otherwise determined by the Board, written notice of any meeting of the Board and the agenda setting out the matters to be discussed at such meeting, shall be given to all directors at least seventy two (72) hours (or such shorter notice as all the directors may agree) before the meeting. The directors may waive the necessity of such notice either beforehand or retrospectively.

      QUORUM

52. No business shall be transacted at any meeting of the Board unless a quorum of Directors is present at the opening of the meeting. A quorum shall be formed when there are present personally or represented by an alternate director at least half of the Directors.

      If a quorum is not present at the meeting of the Board within half an hour after the time scheduled for the meeting, the meeting shall be adjourned to another time as shall be decided by the Chairman, or in his absence, the directors present at the meeting, provided that notice of twenty four
      (24) hours in advance shall be given to all the directors of the time of the adjourned meeting. The quorum for the commencement of the adjourned meeting shall be three members of the Board.

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      METHODS OF ATTENDING MEETINGS

53. Some or all of the directors may attend meetings of the Board through computer network, telephone or any other media of communication, enabling the directors to communicate with each other, in the deemed presence of all of them, provided that due prior notice detailing the time and manner of holding a given meeting is served upon all the directors. Any resolution adopted by the Board in such a meeting, pursuant to the provisions of these Articles, will be recorded in writing and signed by the Chairman (or in his absence by the chairman of the meeting), and shall be valid as if adopted at a meeting of the Board duly convened and held.

54. A Director may signify his/her approval of or dissent from any resolution passed or intended to be proposed at a meeting of the Board, or any amendment in any such resolution, by written communication, including fax or e-mail, to the Company, and such Director will be deemed to have participated in the meeting for the purpose of constituting a quorum.

55. A resolution in writing signed by all the directors, or to which all the directors have agreed in writing by mail, fax or electronic mail, shall be as valid and effective for all purposes as if passed at a meeting of the Board duly convened and held.

      Any such resolution may consist of several documents in like form, each signed by one or more directors. Such resolution in writing (including facsimile) shall be effective as of the last date appearing on the resolution, or if the resolution is signed in two or more counterparts, as of the last date appearing on the counterparts.

56. While exercising his/her voting right, each director shall have one vote. Resolutions of the Board will be decided by a Simple Majority, except as otherwise provided in these Articles or by the Statutes. In the event the vote is tied, the Chairman of the Board shall not have a casting vote, and such resolution shall be deemed rejected.

      ALTERNATE DIRECTOR

57. Subject to the Law, a director shall be entitled at any time and from time to time to appoint in writing any person who is qualified to serve as a director, to act as his/her alternate and to terminate the appointment of such person. The appointment of an alternate director does not negate the responsibility of the appointing director and such responsibility shall continue to apply to such appointing director - taking into account the circumstances of the appointment.

      Alternate directors shall be entitled, while holding office, to receive notices of meetings of the Board and to attend and vote as a director at any meetings at which the appointing director is not present and generally to exercise all the powers, rights, duties and authorities and to perform all functions of the appointing director.

      The document appointing an alternate director must be submitted to the Chairman of the Board no later than at the opening of the first Board meeting to be attended by such alternate director.

      COMMITTEES

58. The Board may set up committees and appoint members thereto subject to the Statutes.

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      A resolution  passed or an act done by a such a committee shall be treated as a resolution passed or act done by the Board, unless expressly otherwise prescribed by the Board or The Statutes for a particular matter or in respect of a particular committee.

59. Meetings of committees and proceedings thereat (including the convening of the meetings, the election of the chairman and the votes) shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Board so far as the same are applicable thereto.

      APPROVAL OF CERTAIN RELATED PARTIES TRANSACTIONS

60. A transaction between the Company and an Office Holder, including transactions concerning compensation of non-director Office Holders, and a transaction between the Company and a third person in which an Office Holder of the Company has a personal interest, which is not an extraordinary transaction, will require only the approval of the Board or a committee authorized by the Board.

      RECORDS & VALIDITY OF ACTS

61. The resolutions of the Board shall be recorded in the minutes book of the Company, signed by the Chairman or the chairman of a certain meeting. Such signed minutes shall be deemed an accurate account of the meeting and the resolutions resolved therein.

62. All acts done bona fide by any meeting of the Board or of a committee of the Board or by any person acting as a director, shall, notwithstanding it be afterwards discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

GENERAL MANAGER (CHIEF EXECUTIVE OFFICER)

63. The Board shall appoint at least one CEO, for such period and upon such terms as the Board deems fit.

64. The CEO shall have all managing and execution powers within the policies and guidelines set forth by the Board, and shall be under the supervision of the Board. The CEO may delegate any of his powers to his subordinates, subject to the approval of the Board.

INSURANCE, EXCULPATION, AND INDEMNITY

65. The Company may insure the liability of an Office Holder, subject to the following provisions and the restrictions as set out in The Law.

      The Company may enter into a contract to insure the liability of an Office Holder for liabilities imposed on him/her in consequence of an act performed in his/her capacity as an Office Holder, in any of the following cases:

      (a)   a breach of the duty of care to the Company or to another person;

      (b) a breach of the duty of loyalty to the Company, provided that the Office Holder acted in good faith and had a reasonable basis to believe that the act would not harm the Company;

      (c)   a monetary obligation imposed on him in favor of another person.

66. The Company may indemnify an Office Holder, subject to the following provisions of this Article 66.

66.1 The Company may undertake to indemnify an Office Holder for future obligation or expense imposed on him/her in consequence of an act done in his/her capacity as an Office Holder therein, as specified below:

      (a) a monetary obligation imposed on him/her in favor of another person pursuant to a judgment, including a judgment given in settlement or a court approved settlement or arbitrator's award;

      (b) reasonable legal fees, incurred by an Office Holder or which he is ordered to pay by a court, in proceedings filed against him by the Company or on its behalf or by another person, or in a criminal charge of which he is acquitted, or in a criminal charge of which he is convicted of an offence that does not require proof of criminal intent.

66.2 Such undertaking to indemnify for future events as set forth in Article 66.1, must be limited to types of events which in the Boards' opinion are foreseeable at the time of giving the indemnity undertaking, and in such amount as the Board deems reasonable in the circumstances.

66.3  Without   prejudice  to  the   aforesaid   provisions,   the  Company  may
      retroactively  indemnify an Office Holder, for events specified in Article
      66.1 above, beyond the limits set forth in Article 66.2 above.

67. The Company may waive any claim against an Office Holder in advance and retroactively for all or any of his liability for damage in consequence of a breach of his duty of care to the Company.

68. To the extent not prohibited by the Statutes, the term "in consequence of an act performed in his capacity as an Office Holder" as used above, shall include an act performed as an office holder in any subsidiary or affiliate of the Company to which such Office Holder was appointed by the Company.

69. The above provisions with regard to insurance, exculpation and indemnification shall not limit the Company with regard to its entering into an insurance contract and/or with regard to indemnity and/or with regard to exculpation:

            (a) in connection with a person who is not an Office Holder of the Company, including employees, contractors or consultants of the Company, who are not Office Holders therein;

            (b) in connection with Office Holders of the Company - to the extent that the insurance and/or waiver and/or indemnification are not expressly prohibited by The Law.

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APPOINTMENT OF AN AUDITOR

70. Subject to the Statutes, the Annual Meeting shall appoint an Auditor for a period ending at the next Annual Meeting, or for a longer period - but no longer than until the third Annual Meeting after the meeting at which the Auditor has been appointed. The same Auditor may be re-appointed.

      Subject to the Statutes, the fees of the Auditor for the audit services shall be determined by the Board or a committee of the Board if such determination was delegated to a committee. The Board shall report the fees of the Auditor to the Annual Meeting.

SIGNATORIES

71. Signatory rights on behalf of the Company shall be determined from time to time by the Board.

DISTRIBUTIONS

72. The Board may decide upon a Distribution, subject to the provisions set forth in the Law and these Articles.

73. Whenever the Board decides upon distribution of dividends (cash, shares or in kind), the dividends shall be paid in the same manner to all the outstanding shares having rights to receive dividends on the date of the resolution (or a later date as determined by the Board), subject to the preferred rights (if any) of any class of shares in respect of the distribution.

74. Notice of the declaration of any Distribution, shall be given to all registered holders of shares eligible to such Distribution, as determined by the Board.

75. The Board will determine the method of payment of any Distribution. The receipt of the person whose name appears on the record date on the Register as the owner of any share, or in the case of joint holders, of any one of such joint holders, shall serve as confirmation with respect to all the payments made in connection with that share and in respect of which the receipt was received. All dividends unclaimed after having been declared may be invested or otherwise used by the Directors for the benefit of the Company until claimed. No unpaid dividend shall bear interest or accrue linkage differentials.

76. If required in a Distribution to present a written contract between the Company and the shareholders according to the Law, the Board may appoint one representative on behalf of all the Shareholders entitled to receive such Distribution and such appointment shall be deemed due appointment by the all participating Shareholders.

77. For the purpose of implementing of any resolution concerning any Distribution, the Board may settle, as it deems fit, any difficulty that may arise with respect to the Distribution, including to determine the value for the purpose of the said Distribution of certain assets, and to decide that payments in cash shall be made to the Shareholders based on the value so determined, and to determine provisions with respect to fractions of shares or with respect to the non-payment of small sums.

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REDEEMABLE SECURITIES

78. The Company shall be entitled to issue redeemable securities which are, or at the option of the Company may be, redeemed on such terms and in such manner as shall be determined by the Board. Redeemable securities shall not constitute part of the Company's capital, except as provided in the Law.

DONATIONS

79. The Company may make donations of reasonable amounts of money for purposes which the Board deems to be worthy causes, even if the donations are not made in relation to business considerations for increasing the Company's profits.

NOTICES

80. Subject to the Statutes, notice or any other document which the Company shall deliver and which it is entitled or required to give pursuant to the provisions of these Articles and/or the Statutes shall be delivered by the Company to any person, in any one of the following manners as the Company may choose: in person, by mail, transmission by fax or by electronic form.

      Any notice or other document which shall be sent shall be deemed to have reached its destination on the third day after the day of mailing if sent by registered mail or regular mail, or on the first day after transmission if delivered in person, transmitted by fax or electronic form.

      Should it be required to prove delivery, it shall be sufficient to prove that the notice or document sent contains the correct mailing, e-mail, or fax details as registered in the Register or any other address which the Shareholder submitted in writing to the Company as the address and fax or e-mail details for the submission of notices or other documents.

      Notwithstanding anything to the contrary contained herein and subject to the provisions of the Statutes, a notice to a Shareholder may be served, as general notice to all Shareholders, in accordance with applicable rules and regulations of any stock exchange upon which the Company's shares are listed.

      In cases where it is necessary to give advance notice of a particular number of days or notice which shall remain in effect for a particular period, the day the notice was sent shall be excluded and the scheduled day of the meeting or the last date of the period shall be included in the count.

      Subject to the Statutes, the Company shall not be required to send notices to any Shareholder who is not registered in the Register or has not provided the Company with accurate and sufficient mailing details.

81. Any notice to be given to the Shareholders shall be given, with respect to joint shareholders, to the person whose name appears first in the Register as the holder of the said share, and any notice so given shall be sufficient notice for all holders of the said share.

82. Any notice or other document served upon or sent to any Shareholder in accordance with these Articles shall, notwithstanding that he be then deceased or bankrupt, and whether the Company received notice of his death or bankruptcy or not, be deemed to be duly served or sent in respect of any shares held by him (either alone or jointly with others) until some other person is registered in his stead as the holder or joint holder of such shares, and such service or sending shall be a sufficient service or sending on or to his heirs, executors, administrators or assigns and all other persons (if any) interested in such share.

83. The accidental omission to give notice to any Shareholder or the non receipt of any such notice, shall not cancel or annul any action made in reliance on the notice.





Dated this 23 day of July, 2004, with an effective date as of the closing of the initial public offering of the Company's shares dated ______________, 2004


-------------------------------
Dr. Shimon Eckhouse,

Chairman of the General Meeting